Exhibit 99.3

ARAMARK Corporation

Index to Unaudited Pro Forma Condensed Combined Financial Information

Pages
Pro Forma Condensed Combined Financial Statements:

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	1

Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended October 1, 2010	3

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended April 1, 2011	4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	5-6

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On March 18, 2011, ARAMARK Clinical Technology Services, LLC, a subsidiary of ARAMARK Corporation (the “Registrant”), purchased the common stock of MPBP Holdings, Inc. (“MPBP Holdings”), the parent company of Masterplan, a clinical technology management and medical equipment maintenance company, for cash and revolver borrowings of approximately $154.5 million. Also acquired in the transaction were ReMedPar, an independent provider of sourced and refurbished medical equipment parts, and MESA, an integrated repair and maintenance services provider in 12 European countries.

The MPBP Holdings acquisition is included in the Registrant’s historical results since March 18, 2011, as reflected in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2011. As a result, the Unaudited Pro Forma Condensed Combined Balance Sheet has not been presented. See Note 2 to the condensed consolidated financial statements in the Registrant’s Form 10-Q for the quarterly period ended April 1, 2011 for the preliminary purchase price allocation. The following unaudited pro forma condensed combined statements of operations have been developed by applying pro forma adjustments to the separate historical audited consolidated statement of operations of ARAMARK Corporation included in ARAMARK Corporation’s Form 10-K for the fiscal year ended October 1, 2010, the separate historical unaudited condensed consolidated statement of operations of ARAMARK Corporation included in ARAMARK Corporation’s Form 10-Q for the six months ended April 1, 2011, the separate historical unaudited consolidated statement of operations of MPBP Holdings, Inc. and subsidiaries for the twelve months ended September 30, 2010 and the separate historical unaudited consolidated statement of operations of MPBP Holdings, Inc. and subsidiaries for the period from October 1, 2010 to March 17, 2011, the period prior to the acquisition. MPBP Holdings’ results of operations for the period from the date of the acquisition through April 1, 2011 are included in the Registrant’s historical results. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the operating results of the combined company.

The following unaudited pro forma condensed combined statements of operations for the fiscal year ended October 1, 2010 and for the six months ended April 1, 2011 present the combined results of the Registrant’s operations including the results of operations of MPBP Holdings as if the acquisition had occurred at the beginning of the Registrant’s 2010 fiscal year.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what the Registrant’s results of operations would have been had the acquisition actually occurred on the date indicated and it does not purport to project the Registrant’s results of operations for any future period. There were no material transactions between ARAMARK Corporation and MPBP Holdings during the periods presented in the unaudited pro forma condensed combined statements of operations that would need to be eliminated.

The unaudited pro forma condensed combined statements of operations should be read in conjunction with the separate historical audited consolidated statement of operations of ARAMARK Corporation included in ARAMARK Corporation’s Form 10-K for the fiscal year ended October 1, 2010, the separate historical unaudited condensed consolidated statement of operations of ARAMARK Corporation included in ARAMARK Corporation’s Form 10-Q for the six months ended April 1, 2011, the separate historical audited consolidated financial statements of MPBP Holdings, Inc. and subsidiaries as of March 31, 2010 and 2009 and for the fiscal years ended March 31, 2010, March 31, 2009 and March 31, 2008 attached hereto as Exhibit 99.1 to this Form 8-K/A, the separate historical unaudited condensed consolidated financial statements of MPBP Holdings, Inc and subsidiaries as of December 31, 2010 and March 31, 2010 and for the three- and nine-month periods ended December 31, 2010 and December 31, 2009 attached hereto as Exhibit 99.2 to this Form 8-K/A and the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. All pro forma adjustments and their underlying assumptions are described more fully in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a significant impact on the accompanying unaudited pro forma condensed combined statements of operations and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or the costs to combine or associated with the combination of the operations of ARAMARK Corporation and MPBP Holdings or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial information set forth herein due to certain factors beyond the Registrant’s control. See “Risk Factors” in the Registrant’s annual report on Form 10-K for the fiscal year ended October 1, 2010 for more information regarding these risks.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This presentation of unaudited condensed combined financial information includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to our operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause such a difference include: unfavorable economic conditions, including ramifications of any future terrorist attacks or increased security alert levels; increased operating costs, including increased food costs, labor-related, energy or product sourcing and distribution costs; shortages of qualified personnel or increases in labor costs; the impact on our business of healthcare reform legislation; costs and possible effects of further unionization of our workforce; liability resulting from our participation in multi-employer defined benefit pension plans; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration issues and costs; our ability to integrate and derive the expected benefits from our recent acquisitions; competition; a decline in attendance at client facilities; the unpredictability of sales and expenses due to contract terms and terminations; the impact of natural disasters or a flu pandemic on our sales and operating results; the risk that clients may become insolvent; the risk that our insurers may become insolvent or may liquidate; the contract intensive nature of our business, which may lead to client disputes; high leverage; claims relating to the provision of food services; costs of compliance with governmental regulations and government investigations; liability associated with noncompliance with our business conduct policy and governmental regulations, including regulations pertaining to food services, the environment, the Federal school lunch program, Federal and state employment and wage and hour laws, human health and safety laws and import and export controls and customs laws; dram shop compliance and litigation; contract compliance and administration issues; inability to retain current clients and renew existing client contracts; a determination by customers to reduce their outsourcing and use of preferred vendors; seasonality; our competitor’s activities or announced planned activities; the effect on our operations of increased leverage and limitations on our flexibility as a result of increased restrictions in our debt agreements; potential future conflicts of interest between our Sponsors and other stakeholders; the impact on our business if we are unable to generate sufficient cash to service all of our indebtedness; the inability of our subsidiaries to generate enough cash flow to repay our debt; risks related to the structuring of our debt; our potential inability to repurchase our notes upon a change of control; and other risks that are set forth in the “Risk Factors”, “Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in ARAMARK’s SEC filings, copies of which may be obtained by contacting ARAMARK’s investor relations department via its website www.aramark.com.

Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this report or that may be made in other filings with the Securities and Exchange Commission or elsewhere from time to time by, or on behalf of, us.

ARAMARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	ARAMARK Corporation Fiscal Year Ended October 1, 2010	MPBP Holdings, Inc. and Subsidiaries Twelve Months Ended September 30, 2010 (A)	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Sales	$12,571,676	$125,992	$—		$12,697,668

Costs and Expenses:
Cost of services provided	11,396,446	110,653	846	a)	11,507,945
Depreciation and amortization	508,875	8,341	838	b)	518,054
Selling and general corporate expenses	191,561	4,672	—		196,233
Goodwill and intangible asset impairments	—	17,461	(17,461	) c)	—

	12,096,882	141,127	(15,777)		12,222,232

Operating Income (Loss)	474,794	(15,135)	15,777		475,436
Interest and Other Financing Costs, net	444,510	7,946	(7,781	) d)	444,675

Income (Loss) Before Income Taxes	30,284	(23,081)	23,558		30,761
Benefit for Income Taxes	(404)	(1,435)	1,623	e)	(216)

Net income (loss)	$30,688	$(21,646)	$21,935		$30,977

(A)	The statement of operations of MPBP Holdings, Inc. and subsidiaries was derived by adding the results for the six months ended September 30, 2010, to the results for the fiscal year ended March 31, 2010 and removing the results for the six months ended September 30, 2009.

See accompanying notes to unaudited pro forma condensed combined financial statements.

ARAMARK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

	ARAMARK Corporation Six Months Ended April 1, 2011	MPBP Holdings, Inc. and Subsidiaries for the Period from October 1, 2010 to March 17, 2011	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Sales	$6,586,129	$51,728	$—		$6,637,857

Costs and Expenses:
Cost of services provided	5,952,278	46,182	(50	) a)	5,998,410
Depreciation and amortization	256,706	3,950	(492	) b)	260,164
Selling and general corporate expenses	90,460	2,091	(286	) f)	92,265

	6,299,444	52,223	(828)		6,350,839

Operating Income (Loss)	286,685	(495)	828		287,018
Interest and Other Financing Costs, net	201,911	3,248	(3,174	) d)	201,985

Income (Loss) Before Income Taxes	84,774	(3,743)	4,002		85,033
Provision for Income Taxes	25,983	200	(97	) e)	26,086

Net income (loss)	$58,791	$(3,943)	$4,099		$58,947

See accompanying notes to unaudited pro forma condensed combined financial statements

ARAMARK CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

NOTE 1—DESCRIPTION OF TRANSACTION

On March 18, 2011, ARAMARK Clinical Technology Services, LLC, a subsidiary of ARAMARK Corporation (the “Registrant”), purchased the common stock of MPBP Holdings, Inc. (“MPBP Holdings”), the parent company of Masterplan, a clinical technology management and medical equipment maintenance company, for cash and revolver borrowings of approximately $154.5 million. Also acquired in the transaction were ReMedPar, an independent provider of sourced and refurbished medical equipment parts, and MESA, an integrated repair and maintenance services provider in 12 European countries.

NOTE 2—BASIS OF PRESENTATION

The unaudited pro forma condensed combined statements of operations have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined statements of operations. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a significant impact on the unaudited pro forma condensed combined statements of operations and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended October 1, 2010 and for the six months ended April 1, 2011 assumes that the acquisition of MPBP Holdings took place on October 3, 2009, the first day of the Registrant’s 2010 fiscal year. The unaudited pro forma condensed combined statement of operations for the fiscal year ended October 1, 2010 combines the Registrant’s audited consolidated statement of operations for the fiscal year ended October 1, 2010 with MPBP Holdings, Inc. and Subsidiaries’ unaudited consolidated statement of operations for the twelve months ended September 30, 2010. The unaudited pro forma condensed combined statement of operations for the six months ended April 1, 2011 combines the Registrant’s unaudited condensed consolidated statement of operations for the six months ended April 1, 2011 with MPBP Holdings Inc. and Subsidiaries’ unaudited consolidated statement of operations for the period from October 1, 2010 to March 17, 2011.

The pro forma condensed combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Registrant or the combined Registrant for the periods presented or that will be achieved by the Registrant or the combined Registrant in the future.

MPBP Holdings Inc. and Subsidiaries’ consolidated statements of operations were prepared in accordance with U.S. GAAP. In addition, certain reclassifications have been made to the historical financial statements of MPBP Holdings to conform with the Registrant’s presentation, primarily related to the presentation of selling and general corporate expenses.

The unaudited pro forma condensed combined statements of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED FINANCIAL STATEMENTS

a)	Represents the realization of the fair value adjustment of the acquired inventory as the acquired inventory would be sold within the first twelve months after the acquisition.

b)	Represents the following adjustments to depreciation and amortization:

•

The amortization of customer relationship assets based upon the preliminary estimates of fair value and useful life. Customer relationship assets are required to be measured at fair value. The fair value of these customer relationship assets is normally determined primarily through the use of the “income approach,” which requires an estimate or forecast of all the expected future cash flows through the use of the multi-period excess earnings method. At this time, the Registrant does not have sufficient information as to the amount, timing and risk of the estimated future cash flows needed to value the customer relationship assets. Some of the more significant assumptions inherent in the development of estimated cash flows, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of revenue, sales and marketing expenses and working capital/contributory asset charges) and the discount rate selected to measure the risks inherent in the future cash flows. However, for purposes of these unaudited pro forma condensed combined statements of operations, using currently available information, such as MPBP Holdings’ historical and projected revenues, customer attrition rates, cost structure, and certain other high-level assumptions, the fair value of the customer relationship assets was estimated by the Registrant. The estimated value of the customer relationship assets is approximately $32.2 million and has a weighted average useful life of approximately 14 years and will be amortized over such period using an accelerated approach. This preliminary estimate of fair value and weighted-average useful life will likely be different from the final acquisition accounting, and the difference could have a significant impact on the unaudited pro forma condensed combined statements of operations.

•

The amortization of trade names based upon the preliminary estimates of fair value and useful life. The fair value of the acquired trade names was calculated using the relief from the royalty method, which is another form of the “income approach”. Under this method, the subjects’ trade name is valued by reference to the amount of royalty income it could generate if it were licensed, in an arm’s-length transaction, to a third party. Typically, a sample of a comparable arm’s-length royalty or license agreement is selected that reflects similar risk and return investment characteristics with the subjects’ trade name. The royalty rate selected is then multiplied by the net revenue expected to be generated by the trade name over the course of the assumed life of the trade name. The product of the royalty rate times the net revenue is an estimate of the royalty income that could be generated, hypothetically, by licensing the subjects’ trade name. Therefore, in selecting a royalty rate for trade names, consideration was given to the types of services being provided, the historical and projected operating profitability of the business and relative importance of the trade names compared to other factors driving profitability.

•	The incremental depreciation of the acquired fixed assets based upon the preliminary estimates of fair value and useful life.

•

The elimination of the historical MPBP Holdings’ amortization expense of $6.7 million for the twelve months ended September 30, 2010 and $3.1 million for the period from October 1, 2010 to March 17, 2011.

c)	Represents the elimination of the MPBP Holdings’ goodwill and intangible asset impairments charge of $17.5 million recognized by MPBP Holdings in the twelve months ended September 30, 2010.

d)	Since the Registrant purchased MPBP Holdings with a combination of excess cash and revolver borrowings, all net interest expense of MPBP Holdings, except the interest expense related to its capital leases, was eliminated as the interest expense in the statements of operations primarily related to long-term borrowings which were repaid by MPBP Holdings with the proceeds of the acquisition by the Registrant. This pro forma adjustment excludes incremental interest expense attributable to the additional revolver borrowings which were used to partially finance the acquisition. If these borrowings had occurred at the beginning of the Registrant’s fiscal 2010, the Registrant would have incurred additional interest expense of approximately $1.5 million for the fiscal year ended October 1, 2010 and $0.7 million for the six months ended April 1, 2011.

e)	Represents the following two adjustments to the provision (benefit) for income taxes:

•	The income tax effect of the pro forma adjustments noted above, calculated at an effective tax rate of 39.5%.

•

An adjustment was recorded to conform the provision (benefit) for income taxes of the MPBP Holdings’ unaudited condensed statements of operations for the twelve months ended September 30, 2010 and for the period from October 1, 2010 to March 17, 2011 to 39.5%, the Registrant’s statutory income tax rate.

f)	Represents elimination of acquisition-related expenses incurred by the Registrant.